EXHIBIT 99.1

VIZCONNECT, LLC

CONTENTS

PAGE	2	REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

PAGE	3	BALANCE SHEETS AS OF OCTOBER 31, 2012 AND DECEMBER 31, 2011

PAGE	4	STATEMENT OF OPERATIONS AND CHANGES IN MEMBERS DEFICIT FOR THE TEN MONTH PERIOD ENDED OCTOBER 31, 2012 AND THE PERIOD APRIL 5, 2011 (INCEPTION) TO DECEMBER 31, 2011

PAGE	5	STATEMENT OF CASH FLOWS FOR THE TEN MONTH PERIOD ENDED OCTOBER 31, 2012 AND THE PERIOD APRIL 5, 2011 (INCEPTION) TO DECEMBER 31, 2011

PAGES	6- 10	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managers of:
VizConnect, LLC

We have audited the accompanying balance sheets of VizConnect, LLC (the “Company”) as of October 31, 2012 and December 31, 2011, and the related statements of operations and members’ deficit and cash flows for the ten month period ending October 31, 2012 and the period April 5, 2011 (Inception) to December 31, 2011. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of VizConnect, LLC as of October 31, 2012 and December 31, 2011 and the results of its operations and its cash flows for the ten month period ending October 31, 2012 and the period April 5, 2011 (inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has a net loss and cash used in operations in 2009 of $1,347,404 and $328,689, respectively, has a members’ deficit of $2,916,999 at December 31, 2009 and through the date of this report has been made in the development stage with no revenues. These matters raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans as to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LIGGETT, VOGT & WEBB P.A.
Certified Public Accountants

Boynton Beach, Florida
January 27, 2013

VIZCONNECT, LLC
BALANCE SHEETS

ASSETS

	As of	As of
	October 31, 2012	December 31, 2011
CURRENT ASSETS
Cash	$20,422	$1,746
Prepaid expenses	13,560	14,260

TOTAL ASSETS	$33,982	$16,006

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Accounts Payable	$98,525	$50,854
Loans Payable	270,000	-
Loans Payable- Related Party	-	22,725
Note Payable- Related Party	22,500	22,500
Note Payable	15,000	15,000
TOTAL CURRENT LIABILITIES	406,025	111,079

COMMITMENTS AND CONTINGENCIES

MEMBERS' (DEFICIT)	(372,043)	(95,073)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$33,982	$16,006

VIZCONNECT, LLC
STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS' DEFICIT

	For the ten month period ended October 31,	For the period April 5, 2011 (Inception) to December 31,
	2012	2011
REVENUE
Subscription Revenue	$13,600	$1,202

Total Revenue	13,600	1,202

OPERATING EXPENSES
Programming, Hosting & Technology Expense	85,362	95,159
Professional Fees	65,369	6,303
General and Administrative	37,950	12,958
Selling Expense	8,534	654
Total Operating Expenses	197,215	115,074

Loss From Operations	(183,615)	(113,872)

Interest Expense	10,422	1,201

NET LOSS	(194,037)	(115,073)

MEMBERS' DEFICIT- BEGINNING BALANCE	(95,073)	-

CONTRIBUTIONS/DISTRIBUTIONS	(82,933)	20,000

MEMBERS' DEFICIT- ENDING BALANCE	$(372,043)	$(95,073)

VIZCONNECT, LLC
STATEMENTS OF CASH FLOWS

	For the ten month period ended October 31,	For the period April 5, 2011 (Inception) to December 31,
CASH FLOWS FROM OPERATING ACTIVITIES:	2012	2011
Net loss	$(194,037)	$(115,073)
Adjustments to Reconcile Net Loss To Net Cash Used in Operating Activities:
Changes in Operating Assets and Liabilities:
Accounts Payable	47,671	50,854
Prepaid Expenses	700	(14,260)
Net Cash Used In Operating Activities	(145,666)	(78,479)

CASH FLOWS FROM INVESTING ACTIVITIES:
	−	−

CASH FLOWS FROM FINANCING ACTIVITIES:
Loans Payable- Related Party	(22,725)	22,725
Notes Payable- Related Party	−	22,500
Notes Payable	−	15,000
Loans Payable	270,000	−
Equity Contributions/ Draws	(82,933)	20,000
Net Cash Provided by Financing Activities	164,342	80,225

NET INCREASE IN CASH	18,676	1,746

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,746	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$20,422	$1,746

Cash Paid for Interest	$-	$-
Cash Paid for Taxes	$-	$-

VIZCONNECT LLC
NOTES TO AUDITED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2011 AND OCTOBER 31, 2012

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

VIZCONNECT, LLC (the "Company") was setup as a limited liability company under the laws of the Common Wealth of Massachusetts on April 5, 2011.  The Company provides cloud based marketing services using a combination of mobile video marketing, video storage, and cloud computing in one easy to access system for a monthly fee. The Company’s year-end is December 31.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At October 31, 2012 and December 31, 2011, the Company had no cash equivalents.

(D) Income Taxes

No provision has been made in the accompanying financial statements for federal or state income taxes due to the fact that the Company is a pass through entity. Accordingly, all profits and losses are passed through to the owners individually. The Company’s 2011 and 2012 tax years remain open to audit by the Internal Revenue Service.

(E) Advertising Costs

Advertising Costs are expensed in the period when the advertisements have reached their intended users. Advertising expense the periods ended October 31, 2012 and December 31, 2011 were $0 and $1,115 respectively.

(F) Software Development Costs

We expense software development costs to be marketed to external users, before      technological feasibility of such products is reached. We have determined that technological feasibility is reached shortly before the release of those products and as a result, the development costs incurred after the establishment of technological feasibility and before the release of those products were not material, and accordingly, were expensed as incurred. Software development costs totaled $85,362 and $95,159 for the periods ended October 31, 2012 and December 31, 2011, respectively.

VIZCONNECT LLC
NOTES TO AUDITED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2011 AND OCTOBER 31, 2012

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.  The Company recognizes revenue from monthly subscriptions fees in the month in which services are used.  Because a portion of the fees are earned over a month period, any fees collect in which the services are not provided are recorded as deferred revenue.

(I) Concentrations

As of December 31, 2011, the Company has no customers whose sales account for more than 10% of total sales.

As of October 31, 2012 the Company has three customers whose sales account for more than 10% of total sales. The concentrations are as follows:

•	Customer A represents 18% of total sales

•	Customer B represents 16% of total sales

•	Customer C represents 12% of total sales.

(J) Fair Value of Financial Instruments

The carrying amount reported in the balance sheet for accounts payable approximate fair value based on the short-term maturity of these instruments.

(K) Recent Account Pronouncements

In July 2012, FASB issued Accounting Standards Update 2012-02, Balance Sheet- Intangibles- Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment is an Amendment to FASB Accounting Standards Update 2011-08. The objective of the amendments in this Update is to reduce the cost and complexity of performing an impairment test for indefinite-lived intangible assets by simplifying how an entity tests those assets for impairment and to improve consistency in impairment testing guidance among long-lived asset categories. The amendments permit an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles- Goodwill and Other–General Intangibles Other than Goodwill. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for non-public entities, have not yet been made available for issuance. The adoption of this pronouncement did not have any effect on the Company. The Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant effect on its financial statements.

VIZCONNECT LLC
NOTES TO AUDITED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2011 AND OCTOBER 31, 2012

NOTE 2	GOING CONCERN

For the ten month period and as of October 31, 2012, the Company had a net loss of $194,037, and a Members’ deficit of $372,043, respectively. This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital through member contributions and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding through additional sales effort, third party financing and implement its strategic plans to provide the opportunity for the Company to continue as a going concern.

NOTE 3	LOANS PAYABLE- RELATED PARTY

During 2011, the Company’s members advanced $22,725 in payments for various expenses. The advances are recorded as loans payable. As of October 2012, the Company repaid $22,725 to the members (See Note 8).

NOTE 4	NOTES PAYABLE RELATED PARTY

During 2011, the Company entered into two notes payable for a total of $22,500. The Notes have an interest rate of 10%, are unsecured, and due March 15, 2012. As of October 31, 2012 and December 31, 2011, the total amount outstanding is $22,500.The notes are currently in default (See Note 8).

NOTE 5	NOTES PAYABLE

During 2011, The Company entered into a note payable for $15,000. The Note has an interest rate of 2% monthly, is unsecured, and due on demand. As of October 31, 2012, and December 31, 2011 the total amount outstanding is $15,000.

VIZCONNECT LLC
NOTES TO AUDITED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2011 AND OCTOBER 31, 2012

NOTE 6	LOANS PAYABLE

During 2012, the Company received various unsecured loans totaling $270,000. The loans have an interest rate of 8% per annum and mature at various dates thru October 2017 (See Note 9).

NOTE 7	MEMBERS EQUITY

During 2011, the Company’s founding members contributed capital of $20,000.

During 2012, members received distributions of $82,933.

NOTE 8	RELATED PARTY TRANSACTIONS

During 2011, the Company entered into two notes payable for a total of $22,500. The Notes have an interest rate of 10%, are unsecured, and due March 15, 2012 (See Note 4).

As of October 31, 2012, the total amount outstanding is $22,500.The notes are currently in default (See Note 4).

During 2011, the Company’s members advanced $22,725 in payments for various expenses. The advances are recorded as loans payable (See Note 3).

As of October 2012, the Company repaid $22,725 to the members (See Note 3).

As of December 31, 2011, the Company incurred software development expenses totaling $15,300 from a company owned by an officer. As of December 31, 2011, the total amount owed to the related vendor is $15,300 recorded in accounts payable.

As of October 31, 2012, the Company incurred software development expenses totaling $29,900 from a company owned by an officer. As of October 31, 2012, the total amount owed to the related vendor is $28,000 and is recorded in accounts payable.

VIZCONNECT LLC
NOTES TO AUDITED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2011 AND OCTOBER 31, 2012

NOTE 9	SUBSEQUENT EVENT

During November 2012, the Company received $40,000 in loans payable on the same terms as Note 6.

On February 6, 2013, the Company converted $310,000 of loans payable into an 8% convertible note payable. The note and accrued interest is due on February 6, 2018 in full. The notes is unsecured and at any time after twelve months of the issuance date and upon closing of a reverse merger, the convertible note can be converted into shares at the option of the holder at $0.56 per share. The conversion price is subject to adjustment upon an issuance of shares for a financing transaction in excess of $50,000 at a price lower than the current conversion price that is completed prior to the note being converted or repaid.

On February 11, 2013, the Company received $2,500 of convertible notes payable. The note and accrued interest is due on February 11, 2018 in full. The notes is unsecured and at any time after twelve months of the issuance date and upon closing of a reverse merger, the convertible note can be converted into shares at the option of the holder at $0.56 per share. The conversion price is subject to adjustment upon an issuance of shares for a financing transaction in excess of $50,000 at a price lower than the current conversion price that is completed prior to the note being converted or repaid.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through February 13, 2013, the date the financial statements were issued.